UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2005

SBS Technologies, Inc.
(Exact name of registrant as specified in charter)

New Mexico (State or other jurisdiction of incorporation)	1-10981 (Commission File Number)	85-0359415 (I.R.S. Employer Identification No.)

7401 Snaproll NE
Albuquerque, New Mexico 87109
(Address of principal executive offices) (Zip code)

(505) 875-0600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 12, 2005, SBS Technologies, Inc. (the Company) issued a press release announcing that for personal reasons involving the health of his family Christopher J. Amenson has resigned his position as Chairman of the Board of Directors effective September 9, 2005. Mr. Amenson will complete his current term as Director, but he will not stand for re-election to the Company's Board of Directors at the 2005 Annual Meeting of Shareholders on November 17, 2005. Lawrence A. Bennigson, Ph.D., who was elected as an independent director to the SBS Board of Directors in 1995 and became Lead Director in 1998, was elected Chairman by the Board of Directors following Mr. Amenson's resignation.

Mr. Amenson's relationship with SBS will continue consistent with his Employment Agreement dated April 17, 2005 in which he will serve as Assistant to the Chief Executive Officer for Special Projects through the 2006 Annual Meeting of Shareholders in November 2006. In addition, Mr. Amenson will assist the new Chairman of the Board of Directors through the 2005 Annual Meeting of Shareholders on November 17, 2005.

A copy of the Registrant's press release containing this information is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information contained in this Current Report on Form 8-K and the Exhibit attached hereto is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
99.1 *	Press release dated September 12, 2005.

* Provided in PDF format as a courtesy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS TECHNOLOGIES, INC.

	By:	/S/ James E. Dixon Jr.
James E. Dixon, Jr.
Executive Vice President, Chief Financial Officer, and Treasurer

Dated: September 12, 2005

EXHIBIT INDEX
Exhibit Number	Description

99.1 *	Press release dated September 12, 2005

* Also provided in PDF format as a courtesy